HS3 Technologies, Inc. Appoints Robert A. Morrison as President and Member of the Board of Directors

DENVER, June. 19, 2007 (PRIME NEWSWIRE) -- HS3 Technologies, Inc. (OTCBB: HSTH), a worldwide provider of innovative security solutions, announced today that Robert A. Morrison has been appointed by the organization as president responsible for all operations of the company. Mr. Morrison was also appointed and accepted a position as a member of the board of directors. “We are pleased to have Mr. Morrison join the team at HS3, his knowledge and industry experience will have an enormous impact in the direction of the organization.” “Rob’s relationships with homeland security, municipalities and other security agencies should help immediately identify and develop both new revenue sources and maximize efficiency for our existing revenue sources.” Stated Mark Lana, President of HS3 Technologies, Inc. In addition to the appointment of Mr. Morrison, Mark Lana will assume the position of Chief Executive Officer and continue to serve on the board.

About HS3 Technologies, Inc.

HS3 Technologies, Inc. ("HS3") is a national provider of innovative security solutions, headquartered in Denver, Colorado. HS3 provides technologies and services through a national channel distribution program and through our direct sales force. Utilizing independent sales professionals, national distribution and local dealers, HS3 offers custom security solutions for commercial, residential, government and military applications. These state-of-the-art products include digital video recording technology (DVR), biometric access control (door locks), biometric time and attendance devices, personal biometric identification units, CCTV, video monitoring centers, video broadcast over cellular networks, wireless mesh networks units and wireless internet-linked satellite surveillance systems. HS3 also provides security assessment services, computer forensics investigative services and robust physical and logical security solutions to the fortune 500 and 1000 companies. HS3 Technologies is bringing together complete technologies, services and people to fulfill the increasing global security requirement for integrated solutions.

Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that Robert Morrison’s relationships may identify and develop new and existing sources of revenue.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, HS3's ability to manufacture it's products to function as designed and the ability of the products to gain market acceptance; and the difficulties faced by an early stage technology company in the competitive security industry. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company's recent current reports on Form 8-K, our annual report on Form 10-KSB, our quarterly reports on Form 10-QSB and other periodic and current reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT: Redwood Consultants, LLC at 415- 884-0348